Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Höegh LNG Partners LP Long Term Incentive Plan and Höegh LNG Holdings Ltd. Phantom Unit Awards of our report dated April 28, 2016, with respect to the consolidated and combined carve-out financial statements of Höegh LNG Partners LP included in its Annual Report (Form 20-F) for the year ended December 31, 2015, filed with the Securities and Exchange Commission.

/s/ Ernst & Young AS

Oslo, Norway

June 3, 2016